UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       February 10, 1999
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

     Applebee's International, Inc. (the "Company") issued a press release announcing definitive agreements to sell the Rio Bravo Cantina concept and four specialty restaurants. The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    February 10, 1999

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    February 25, 1999                    By:   /s/  George D. Shadid
         ---------------------                      ---------------------
                                                    George D. Shadid
                                                    Executive Vice President and
                                                    Chief Financial Officer

Contact: George D. Shadid                            FOR IMMEDIATE RELEASE
         Chief Financial Officer                     February 10, 1999
         (913) 967-4035



OVERLAND PARK, KAN., February 10 -- Applebee's International, Inc. (Nasdaq:APPB) announced today that it has entered an agreement to sell its Rio Bravo Cantina concept to Chevys, Inc. In addition, the company has agreed to sell to another group the four specialty restaurants that it acquired with the Rio Bravo concept in 1995.

The Rio Bravo Cantina concept currently comprises 66 restaurants, including 40 company restaurants and 26 franchised restaurants. Under the terms of the agreement, Chevys will become the franchisor of the Rio Bravo Cantina system and will continue to operate the company-owned restaurants. Chevys has agreed to provide a number of future operating alternatives for existing franchisees, including continued operation of franchise restaurants as Rio Bravo Cantinas or, in certain cases, conversion to Chevys Fresh Mex restaurants.

The Rio Bravo Cantina transaction is valued at $59 million, consisting of $53 million in consideration to the company ($47 million in cash at closing and a $6 million subordinated note) and a $6 million commitment of Chevys available to partially fund the strategic alternatives offered by Chevys to the current Rio Bravo Cantina franchisees. The transaction is expected to close late in the first quarter of 1999, subject to customary third party approvals.

Commenting  on  the  announcement,   Lloyd  Hill,  chief  executive  officer  of
Applebee's International, said, "Having completed an analysis of our overall company strategy and Rio Bravo's future role, we determined that, while the concept has strong positioning in its segment, it does not align with our overall growth and return-on-investment objectives. We are proud of the talented and dedicated Rio Bravo team, led by chief executive officer, Larry Folk. The combination of Rio Bravo and Chevys, two market leaders, will provide a powerful base to lead the category. This transaction will provide the Rio Bravo employees and franchisees with many opportunities for future success."

Hill continued, "Our company's primary strategy will be to focus on and optimize the core Applebee's brand. The sale of Rio Bravo supports that single-concept focus. With nearly 1,100 Applebee's restaurants and 1998 system-wide sales of over $2 billion, we are poised to continue to dominate our market segment. We will direct all our resources towards achieving this goal."

Chevys, Inc., headquartered in San Francisco, CA, is a leading operator of Mexican restaurants in the country operating restaurants under the Chevys Fresh Mex concept. The 78 company-operated and 16 franchised Chevys restaurants are concentrated in the western region of the United States and other markets throughout the country. Chevys, Inc., is owned by management and J.W. Childs Associates, LP, a private investment fund based in Boston, MA.

Scott Bergren, chief executive officer of Chevys, added, "The Rio Bravo acquisition is a significant and important event in our company's growth and strategic evolution, strengthening our presence in key eastern and mid-western markets. We see great value in the strength of the Rio Bravo concept and its people and the potential for synergistic growth with our Chevys Fresh Mex concept. We are excited to welcome the Rio Bravo family of employees and franchisees to Chevys."

The company has also entered into a separate definitive agreement to sell its four specialty restaurants to Specialty Restaurant Development, LLC for $12 million in cash. The four specialty restaurants include two restaurants located in Atlanta, GA and one each in Huntsville, AL and Nashville, TN. The owners of the recently formed Specialty Restaurant Development, LLC are Abe Gustin, the former chief executive officer of Applebee's International and its current chairman of the board, and certain members of his family. In addition, the same entity has recently become a franchisee of Applebee's International by purchasing seven existing Applebee's restaurants located in the Orlando, FL area from another franchisee. The sale of the specialty restaurants is expected to close late in the first quarter of 1999, subject to normal third-party approvals.

The two sale transactions and related expenses are expected to result in a loss on disposition before income taxes of approximately $8.0 million, which will be recognized by the company in the first quarter of 1999. The divestments, exclusive of the loss on disposition, are expected to be slightly accretive to the company's earnings per share in 1999.

Lloyd Hill added, "We are also pleased that Abe Gustin's purchase of an Applebee's franchise, combined with the acquisition of the specialty restaurants, will provide yet another avenue for Abe's continued involvement with the Applebee's organization. Abe retired as an active executive of Applebee's International in January of this year, but will continue to serve as the company's chairman of the board of directors, as well as a member of the Applebee's Franchise Business Council. His counsel to the company and continued involvement in the concept is a strength to the entire system."

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates casual dining restaurants in 48 states and six international countries, under the Applebee's Neighborhood Grill and Bar and Rio Bravo Cantina brands.

The statements contained in this release regarding anticipated financial impact of the divestment of the assets of Rio Bravo International for the 1999 fiscal year are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For a discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 10, 1999.